UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 21, 2015

Bay Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

(410) 536-7336
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2015, Bay Bancorp, Inc. (the "Company") issued a press release describing its financial results for the three- and six-month periods ended June 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Also on July 30, 2015, the Company announced that its Board of Directors has approved a stock purchase program authorizing the Company to repurchase up to 250,000 shares of its common stock over a 12-month period commencing on July 21, 2015. The shares of common stock may be repurchased in open market transactions or privately negotiated transactions at times, in amounts and at prices to be determined in the discretion of the Company's President and Chief Executive Officer, provided that the purchase price per share may not be less than the fair market value of a share of common stock as of the date of the purchase and provided further that each proposed repurchase must be consistent with applicable securities laws and regulations, including Rule 10b-18 promulgated under the Exchange Act and the Company's blackout policy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bay Bancorp, Inc. (Registrant)
August 10, 2015 (Date)	By:	/s/ JOSEPH J. THOMAS Joseph J. Thomas President & CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 30, 2015 (furnished herewith)